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                                 Exhibit 23.1

                      Consent of Coopers & Lybrand L.L.P.
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                      CONSENT OF COOPERS & LYBRAND L.L.P.


CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the registration statement of AccuStaff Incorporated on Form S-8 of our report dated March 26, 1997, on our audits of the consolidated financial statements of AccuStaff Incorporated and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in the Annual Report on Form 10-K.


COOPERS & LYBRAND L.L.P.


Jacksonville, Florida
June 30, 1997